Exhibit 99.1

GameStop Reports First Quarter Fiscal 2019 Results

Grapevine, Texas (June 4, 2019)—GameStop Corp. (NYSE: GME), today reported sales and earnings for the first quarter ended May 4, 2019.

George Sherman, GameStop’s chief executive officer said, “Since joining GameStop in April, I have been undertaking a thorough review of the business and working closely with the team to improve our operational and financial performance, address the challenges that have impacted our results, and execute both deliberately and with urgency. We believe we will transform the business and shape the strategy for the GameStop of the future. This will be driven by our go-forward leadership team that is now in place, a multi-year transformation effort underway, a commitment to focusing on the core elements of our business that are meaningful to our future, and a disciplined approach to capital allocation.”

First Quarter Results
Total global sales decreased 13.3% (11.5% in constant currency) to $1.5 billion, resulting in a consolidated comparable store sales decrease of 10.3% (10.2% in the U.S. and 10.4% internationally).

•	New hardware sales decreased 35.0%, with an increase in Nintendo Switch sales more than offset by a decline in Xbox One and PlayStation 4 console sales.

•	New software sales decreased 4.3%, driven by weaker new title launches in the quarter compared to last year.

•	Accessories sales increased 0.6% on the continued strength of controller sales.

•	Pre-owned sales declined 20.3% reflecting declines in hardware and software.

•	Digital receipts decreased 6.7% to $255.4 million, driven by weaker title launches in the quarter compared to last year.

•	Collectibles sales increased 10.5% to $157.3 million, with continued growth in both domestic and international stores.

GameStop’s first quarter GAAP net income was $6.8 million, or $0.07 per diluted share, compared to net income of $28.2 million, or $0.28 per diluted share, in the prior-year quarter, which included the Spring Mobile business.

GameStop's net income from continuing operations for the first quarter was $7.5 million or $0.07 per diluted share, compared to net income from continuing operations of $20.4 million, or $0.20 per diluted share, in the prior-year quarter. First quarter fiscal 2018 net income included severance and other charges of $11.2 million ($9.7 million net of taxes). First quarter fiscal 2018 adjusted net income from continuing operations was $30.1 million or $0.30 per diluted share.

A reconciliation of non-GAAP results, including adjusted net income from continuing operations, operating earnings from continuing operations and total operating earnings, to its closest GAAP measure is included with this release (Schedule III).

Capital Allocation Update
On June 3, 2019, GameStop’s board of directors elected to eliminate the company’s quarterly dividend, effective immediately, in an effort to strengthen the company’s balance sheet and provide increased financial flexibility and optionality. Eliminating the company’s quarterly common stock dividend will preserve approximately $157 million in cash annually, based on the amount of dividends paid in 2018, and enable the company to further reduce its outstanding debt and provide flexibility to drive value creation for shareholders. As of June 3, 2019, the company has reduced the total amount outstanding on its 2021 unsecured notes by approximately $39 million, leaving $436 million outstanding.

Dan DeMatteo, GameStop’s executive chairman said, “With our operating profit improvement initiative well underway, we are focused on executing on the significant opportunities available to us to transform GameStop for the future. The board is confident that redirecting capital towards debt reduction and transformation initiatives will create additional shareholder value over the long-term.”

2019 Outlook
As previously announced on April 2, 2019, GameStop is currently implementing a cost-savings and operating profit improvement initiative designed to strengthen the organization for the future and support long-term improved financial performance and profitability. These initiatives, which include supply chain efficiencies, operational improvements, expense savings and pricing and promotion optimization, commenced during the first fiscal quarter of 2019. The company remains on track to achieve annualized operating profit improvements of approximately $100 million.

The company is providing full year sales, tax and capital expenditure guidance as follows:

FY 2019 Total Sales (calculated using sales from continuing operations)	-5% to -10%
FY 2019 Comparable Store Sales	-5% to -10%
FY 2019 Adjusted (Non-GAAP) Income Tax Rate	Approximately 27%
FY 2019 Capital Expenditures	$100 million to $110 million

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for June 4, 2019 at 5:00 p.m. ET to discuss the company’s financial results. The phone number for the call is 800-458-4121 and the confirmation code is 2037220. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,700 stores across 14 countries. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures and Other Metrics
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted operating earnings, adjusted net income and constant currency. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Adjusted operating earnings and adjusted net income exclude the effect of items such as asset impairments, store closure costs, severance, non-operating tax charges, as well as acquisition and divestiture costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results. Additionally, GameStop uses “digital receipts” as an operating metric and defines it as the retail value paid by the customer for digital content sold individually or bundled with non-digital products and sales of subscriptions to our Game Informer magazine in digital form. The vast majority of our digital receipts come from digital products that are sold individually rather than bundled with other products. Under GAAP, we recognize the sale of these digital products on a net basis, whereby the commissions earned are recorded to revenue rather than the full retail price paid by the customer. We believe this operating metric is useful in understanding the size and performance of our digital business in comparison to measures of the overall digital industry revenues and our other video game product categories.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s expectations for fiscal 2019, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2019 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural alternatives; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2019. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks ended May 4, 2019	13 weeks ended May 5, 2018
Net sales	$1,547.7	$1,785.8
Cost of sales	1,076.5	1,254.7
Gross profit	471.2	531.1
Selling, general and administrative expenses	430.6	456.1
Depreciation and amortization	23.1	28.5
Operating earnings	17.5	46.5
Interest expense, net	7.7	13.7
Earnings from continuing operations before income tax expense	9.8	32.8
Income tax expense	2.3	12.4
Net income from continuing operations	7.5	20.4
(Loss) income from discontinued operations, net of tax	(0.7)	7.8
Net income	$6.8	$28.2

Basic earnings (loss) per share:
Continuing operations	$0.07	$0.20
Discontinued operations	(0.01)	0.08
Basic earnings per share	$0.07	$0.28

Diluted earnings (loss) per share:
Continuing operations	$0.07	$0.20
Discontinued operations	(0.01)	0.08
Diluted earnings per share	$0.07	$0.28

Dividends per common share	$0.38	$0.38

Weighted-average common shares outstanding:
Basic	102.4	101.8
Diluted	102.5	102.0

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	69.6%	70.3%
Gross profit	30.4%	29.7%
Selling, general and administrative expenses	27.8%	25.5%
Depreciation and amortization	1.5%	1.6%
Operating earnings	1.1%	2.6%
Interest expense, net	0.5%	0.8%
Earnings from continuing operations before income tax expense	0.6%	1.8%
Income tax expense	0.1%	0.7%
Net income from continuing operations	0.5%	1.1%
(Loss) income from discontinued operations, net of tax	(0.1)%	0.5%
Net income	0.4%	1.6%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	May 4, 2019	May 5, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$543.2	$242.1
Receivables, net	126.0	104.5
Merchandise inventories, net	1,149.1	1,184.5
Prepaid expenses and other current assets	101.8	133.1
Assets held for sale	—	663.1
Total current assets	1,920.1	2,327.3
Property and equipment, net	313.3	333.5
Operating lease right-of-use assets	807.0	—
Goodwill	363.9	1,342.3
Other noncurrent assets	229.0	305.3
Total assets	$3,633.3	$4,308.4

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$458.4	$547.8
Accrued and other current liabilities	588.9	646.2
Current portion of operating lease liabilities	250.0	—
Liabilities held for sale	—	35.6
Total current liabilities	1,297.3	1,229.6
Long-term debt, net	468.9	818.6
Operating lease liabilities	552.6	—
Other long-term liabilities	22.8	76.7
Total liabilities	2,341.6	2,124.9
Stockholders’ equity	1,291.7	2,183.5
Total liabilities and stockholders’ equity	$3,633.3	$4,308.4

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	May 4, 2019		May 5, 2018
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

New video game hardware (1)	$233.5	15.1%	$359.2	20.1%
New video game software	446.4	28.8%	466.7	26.1%
Pre-owned and value video game products	395.3	25.5%	495.7	27.8%
Video game accessories	200.2	12.9%	199.1	11.1%
Digital	38.1	2.5%	43.0	2.4%
Collectibles	157.3	10.2%	142.4	8.0%
Other (2)	76.9	5.0%	79.7	4.5%

Total	$1,547.7	100.0%	$1,785.8	100.0%

(1)    Includes sales of hardware bundles, in which physical hardware and digital or physical software are sold together as a single SKU.
(2)    Includes mobile and consumer electronics sold through our Simply Mac branded stores. Also includes sales of PC entertainment software, interactive game figures, strategy guides, mobile and consumer electronics sold through our video game brands, and revenues from PowerUp Pro loyalty members receiving Game Informer magazine in print form.

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	May 4, 2019		May 5, 2018
Gross Profit (in millions):	Gross Profit	Gross Profit Percent	Gross Profit	Gross Profit Percent

New video game hardware (1)	$22.5	9.6%	$35.2	9.8%
New video game software	94.4	21.1%	98.8	21.2%
Pre-owned and value video game products	173.9	44.0%	220.6	44.5%
Video game accessories	72.5	36.2%	67.5	33.9%
Digital	34.8	91.3%	38.2	88.8%
Collectibles	51.4	32.7%	45.8	32.2%
Other (2)	21.7	28.2%	25.0	31.4%

Total	$471.2	30.4%	$531.1	29.7%

(1)    Includes sales of hardware bundles, in which physical hardware and digital or physical software are sold together as a single SKU.
(2)    Includes mobile and consumer electronics sold through our Simply Mac branded stores. Also includes sales of PC entertainment software, interactive game figures, strategy guides, mobile and consumer electronics sold through our video game brands, and revenues from PowerUp Pro loyalty members receiving Game Informer magazine in print form.

Non-GAAP results
The following table reconciles the Company's operating earnings, net income and earnings per share as presented in its unaudited consolidated statements of operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted operating earnings, net income and earnings per share.

GameStop Corp.
Schedule III
(in millions, except per share data)
(unaudited)

	13 Weeks Ended	13 Weeks Ended
	May 4, 2019	May 5, 2018
Adjusted Operating Earnings
Operating earnings	$17.5	$46.5
Severance and other	—	11.2
Adjusted operating earnings	$17.5	$57.7

Adjusted Net Income
Net income	$6.8	$28.2
Loss (income) from discontinued operations	0.7	(7.8)
Net income from continuing operations	$7.5	$20.4
Severance and other	—	11.2
Tax effect of non-GAAP adjustments	—	(1.5)
Adjusted net income	$7.5	$30.1

Adjusted earnings per share
Basic	$0.07	$0.30
Diluted	$0.07	$0.30

Number of shares used in adjusted calculation
Basic	102.4	101.8
Diluted	102.5	102.0

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com